EXHIBIT 4.92
                                                                    ------------





                                 AMENDMENT NO. 7

                                       TO

               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

                          dated as of February 24, 2003

                                      among

                            RENTAL CAR FINANCE CORP.,
                                    as Lessor

                     DTG OPERATIONS, INC., formerly known as
                        Dollar Rent A Car Systems, Inc.,
                            as a Lessee and Servicer

                                       and

                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                        as Master Servicer and Guarantor

                                 AMENDMENT NO. 7
              TO MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT
              -----------------------------------------------------

     This Amendment No. 7 to Master Motor Vehicle Lease and Servicing Agreement dated as of February 24, 2003 ("Amendment"), among Rental Car Finance Corp., an Oklahoma corporation, as Lessor ("Lessor"), DTG Operations, Inc., formerly known as Dollar Rent A Car Systems, Inc., an Oklahoma corporation, as a Lessee and Servicer ("Lessee"), and Dollar Thrifty Automotive Group, Inc., a Delaware corporation, as Master Servicer and Guarantor (in such capacity, the "Guarantor") (Lessor, Lessee and the Guarantor are collectively referred to herein as the "Parties").


                                    RECITALS:
                                    --------

     A. Lessor, Lessee and the Guarantor entered into that certain Master Motor Vehicle Lease and Servicing Agreement dated as of March 4, 1998, as amended by (i) Amendment No. 1 to Master Motor Vehicle Lease and Servicing Agreement dated as of November 19, 1998, (ii) Amendment No. 2 to Master Motor Vehicle Lease and Servicing Agreement dated as of November 9, 2000, (iii) Amendment No. 3 to Master Motor Vehicle Lease and Servicing Agreement dated as of December 14, 2000, (iv) Amendment No. 4 to Master Motor Vehicle Lease and Servicing Agreement dated as of December 31, 2001, (v) Amendment No. 5 to Master Motor Vehicle Lease and Servicing Agreement dated as of January 31, 2002, and
(vi) Amendment No. 6 to Master Motor Vehicle Lease and Servicing Agreement dated as of December 12, 2002 (collectively, the "Master Lease"); and

     B.   The Parties wish to amend the Master Lease as provided herein.

     NOW THEREFORE, the Parties hereto agree as follows:

     1. Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Master Lease.

     2. Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the Parties hereto hereby agree to amend the Master Lease by deleting Section 25.5 in its entirety and replacing it with the following:

          "Section 25.5 No Financed Vehicles. Notwithstanding anything to the contrary contained in this Lease, submit requests to or otherwise lease, or cause to be leased, hereunder any Financed Vehicles without the prior written consent of the holders of the Group II Series of Notes, each Enhancement Provider with respect to each Group II Series of Notes and the Rating Agencies (which consent of the Rating Agencies may be evidenced by a written confirmation by such Rating Agencies that the leasing of such Financed Vehicles by RCFC under the Financing Lease will not result in the reduction or withdrawal of the then current ratings on each outstanding Group II Series of Notes)."


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

     3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Master Lease, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Master Lease, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Master Lease specifically referred to herein and any references in the Master Lease to the provisions of the Master Lease specifically referred to herein shall be to such provisions as amended by this Amendment.

     4. Applicable Provisions. Pursuant to Section 22 of the Master Lease, the Lessor, the Lessees and the Guarantor may enter into an amendment to the Master Lease provided that the Master Collateral Agent and the Trustee, the Required Group II Noteholders and each Enhancement Provider with respect to each Series of Notes included in Group II consent thereto in writing; provided, that,
Section 8.04(a) and 8.04(b) of the Note Purchase Agreement dated as of December 15, 2000, as amended, among the Lessor, the Guarantor, the entities party thereto as Conduit Purchasers, the entities parties thereto as Committed Purchasers, the entities parties thereto as Managing Agents and The Bank of Nova Scotia, as Administrative Agent, provide, in part, that neither the Lessor nor the Guarantor will make, or permit the Lessees to make, any amendment to any Series Document (i) without the prior written consent of each Managing Agent, and (ii) if such amendment may be made with the prior consent of the Required Group II Noteholders, without the prior written consent of the Series 2000-1 Required Noteholders (as defined in the Series 2000-1 Supplement dated as of December 15, 2000, as amended, between the Lessor and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company), respectively.

     5. Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

     6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.


                         [SIGNATURES ON FOLLOWING PAGES]




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



     IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                        LESSOR:
                                        ------

                                        RENTAL CAR FINANCE CORP., an Oklahoma
                                        corporation

                                        By: ____________________________________
                                             Pamela S. Peck
                                             Vice President and Treasurer

                                        LESSEE:
                                        ------

                                        DTG OPERATIONS, INC., formerly known as Dollar Rent A Car Systems, Inc., an Oklahoma corporation

                                        By: ____________________________________
                                             Pamela S. Peck
                                             Treasurer

                                        GUARANTOR:
                                        ---------

                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                                        a Delaware corporation

                                        By: ____________________________________
                                             Pamela S. Peck
                                             Treasurer




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



     The following hereby consent to the foregoing Amendment as of the day and year first above written.

                                        MASTER COLLATERAL AGENT AND TRUSTEE:
                                        -----------------------------------

                                        DEUTSCHE BANK TRUST COMPANY
                                        AMERICAS, formerly known as Bankers
                                        Trust Company, a New York banking
                                        corporation

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        GROUP II NOTEHOLDERS:
                                        --------------------

                                        THE BANK OF NOVA  SCOTIA, in its
                                        capacity as Managing  Agent and as a
                                        Series 2000-1 Noteholder

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        DRESDNER  BANK AG, in its  capacity as
                                        Managing  Agent and as a Series 2000-1
                                        Noteholder

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        ABN AMRO BANK N.V.,  n its  capacity as
                                        Managing  Agent and a Series 2000-1
                                        Noteholder

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________


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

                                        DOLLAR THRIFTY FUNDING CORP., an
                                        Oklahoma corporation, in its capacity as a Series 1998-1 Noteholder

                                        By: ____________________________________
                                             Pamela S. Peck
                                             Vice President and Treasurer

                                        ENHANCEMENT PROVIDER:
                                        --------------------

                                        CREDIT SUISSE FIRST BOSTON, NEW YORK
                                        BRANCH, a Swiss banking corporation

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________



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